SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 15, 2005

TRIAD HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29816	75-2816101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Burke W. Whitman, Executive Vice President and Chief Financial Officer of Triad Hospitals, Inc. (“Triad”), a reserve officer in the United States Marine Corps, has been recalled to temporary active military duty, most likely for service in Iraq, with an expected return date to Triad in the fourth quarter of 2005. Effective March 15, 2005, and continuing during Mr. Whitman’s absence, W. Stephen Love, Senior Vice President and Controller, will be acting Chief Financial Officer, and James D. Shelton, Chairman, President and Chief Executive Officer, and Laura C. Baldwin, Director of Finance and Investor Relations, will lead Triad’s investor relations activities. Mr. Love and Ms. Baldwin will report to Mr. Shelton during Mr. Whitman’s absence. The duties of Triad’s other officers will remain unchanged. Triad expects Mr. Whitman to remain involved in its strategic and other significant decisions through electronic and telephonic communications during his absence. During Mr. Whitman’s absence, Triad will pay Mr. Whitman his full salary, less his military “base pay.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ Donald P. Fay
Donald P. Fay
Executive Vice President, Secretary and General Counsel

Date: March 15, 2005